UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2012
Date of Report (Date of earliest event reported)

ALASKA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51583 (Commission File Number)	98-0441019 (IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada 89706 (Address of principal executive offices)	89706 (Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Sono Resources, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Effective June 27, 2012, Sono Resources, Inc. (the "Company") effected a name change on the OTC Bulletin Board to Alaska Gold Corp.

This name change was effective under Nevada corporate law as of June 27, 2012, pursuant to Articles of Merger that were previously filed with the Nevada Secretary of State on June 6, 2012. Pursuant to such Articles of Merger, our Company merged with its wholly-owned subsidiary, Alaska Gold Corp. The merger is in the form of a parent/subsidiary merger, with our Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required. The Articles of Merger provided that, upon completion of the merger effective on June 27, 2012, our Company's Articles of Incorporation would be amended as of such date to change the Company's name to "Alaska Gold Corp."

Item 8.01     Other Events

The name change became effective with the OTC Bulletin Board at the opening for trading on June 27, 2012 under the stock symbol "AKGC". The Company's new CUSIP number is 011706108.

Item 9.01     Financial Statements and Exhibits.
Exhibit Number	Document
3.1	Articles of Merger as filed with the Nevada Secretary of State on June 6, 2012
99.1	Press Release of Alaska Gold Corp. dated June 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALASKA GOLD CORP.
Date: June 27, 2012.	/s/ William D. Thomas Name: William D. Thomas Title: Chief Financial Officer

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